EXHIBIT 5.1


                 [LETTERHEAD OF GREENBERG TRAURIG, LLP]



                                     December 20, 2004


Epoch Holding Corporation
667 Madison Avenue, 2nd Floor
New York, New York 10021

         Re:  Registration Statement on Form S-8
              of Epoch Holding Corporation

Ladies and Gentlemen:

     We have acted as counsel to Epoch Holding Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offering of up to 3,000,000 shares (the "Shares") of the Company's common stock, $0.01 par value, pursuant to the Company's 2004 Omnibus Long-Term Incentive Compensation Plan (the "Plan").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and related prospectus, (ii) the Plan,
(iii) the Certificate of Incorporation of the Company, as currently in effect, (iv) the Bylaws of the Company, as currently in effect, (v) a specimen certificate representing the Common Stock and (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction, other than the General Corporation law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued, delivered and paid for in accordance with the terms of the Plans and the related option grant agreements, where applicable, and certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/  Greenberg Traurig, LLP

                                   GREENBERG TRAURIG, LLP